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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated June 2, 1999, in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-1A) (No. 333-75851) of Hilliard Lyons Research Trust.


/s/ Ernst & Young LLP


Philadelphia, Pennsylvania
June 14, 1999